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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 27, 2001 relating to the consolidated financial statements and financial statement schedule, which appears in the LifeMinders, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP



McLean, Virginia
October 29, 2001